Exhibit 99.1

January 15, 2014

FSP Galleria North Corp.

This special communication is to inform holders of preferred stock in FSP Galleria North Corp. (the “Company”) that, on January 9, 2014, the Company’s Board of Directors made the decision to try to sell the Company’s 16-story office tower containing approximately 379,518 square feet located in Dallas, Texas (the “Property”). After soliciting interest and input from commercial real estate brokers familiar with the Property and the local market, the Company has retained CBRE, Inc. to facilitate a potential sale of the Property. We believe that recent leasing activity at the Property, together with an improving and active Dallas office building investment climate, are combining to create a potentially advantageous sales opportunity for the holders of the Company’s preferred stock.

Of course, any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors, review of a Proxy Statement by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. Management has retained counsel to begin preparation of the Proxy Statement to be mailed to the holders of the Company’s preferred stock. We expect to commence that mailing on or about the time that the Company’s Board of Directors is prepared to recommend that the holders of the Company’s preferred stock approve a sale of the Property. At this time, we are not able to predict when or if that will occur.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Galleria North Corp.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail to its preferred stockholders (the “Company Investors”) a Proxy Statement in connection with the proposed transaction. The Proxy Statement will contain important information about the Company, the proposed transaction and related matters. Company Investors are urged to read the Proxy Statement carefully when it is available.

Company Investors will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, Company Investors will be able to obtain free copies of the Proxy Statement from the Company by contacting Georgia Touma, Assistant Vice President and Director of Investor Services (800-950-6288).

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. As of December 31, 2013, none of the Company’s directors or executive officers beneficially owned any shares of the Company’s preferred stock. Franklin Street Properties Corp. (“Franklin Street”) (NYSE MKT: FSP) holds the sole share of the Company’s common stock. Between December 2004 and August 2005, FSP Investments LLC (member, FINRA and SIPC), a wholly-owned subsidiary of Franklin Street, completed the sale on a best efforts basis of 860 shares of the Company’s preferred stock. FSP Investments LLC sold the Preferred Stock in a private placement offering to “accredited investors” within the meaning of Regulation D under the Securities Act of 1933. A more complete description of this information will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this letter regarding the proposed transaction relating to the Property, the expected timetable for completing the transaction, future financial benefits of the proposed transaction, and any other statements about the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by the Company, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this letter.